                                    (8)(p)(1)

                     AMENDMENT NO. 1 PARTICIPATION AGREEMENT
                                      (STI)

                                 AMENDMENT NO. 1
                                       TO
                             PARTICIPATION AGREEMENT

     Amendment No. 1 to the Participation Agreement (the "Agreement"), dated as of July 10, 2000 by and among TRANSAMERICA LIFE INSURANCE COMPANY, formerly PFL Life Insurance Company, (hereinafter the "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"); STI CLASSIC VARIABLE TRUST, a business trust organized under the laws of Massachusetts, (hereinafter the "Trust"); SEI INVESTMENTS DISTRIBUTION CO. (hereinafter the "Underwriter"), a Pennsylvania corporation; and TRUSCO CAPITAL MANAGEMENT, INC. (hereinafter the "Adviser"), a Georgia corporation.

1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A
             SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS AND PORTFOLIOS

  Name of Separate Account
and Date Established by the       Policy Form Numbers
     Board of Directors           Of Contracts Funded        Applicable Portfolios
-------------------------------   -------------------   -------------------------------
       PFL Life Variable            AV288 101 95 796     STI Capital Appreciation Fund
       Annuity Account E,                                  STI Growth & Income fund
         Established on                                  STI International Equity Fund
       February 20, 1997                                 STI Investment Grade Bond Fund
                                                            STI Mid-Cap Equity Fund
                                                         STI Quality Growth Stock Fund
                                                        STI Small Cap Value Equity Fund
                                                          STI Value Income Stock Fund

   Separate Account VA B,           AV720 101 48 102     STI Capital Appreciation Fund
Established on January 19, 1990                           STI Growth & Income Fund
                                                         STI International Equity Fund
                                                         STI Investment Grade Bond Fund
                                                            STI Mid-Cap Equity Fund
                                                        STI Small Cap Value Equity Fund
                                                          STI Value Income Stock Fund

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     Effective Date: May 1, 2003

TRANSAMERICA LIFE INSURANCE COMPANY       STI CLASSIC VARIABLE TRUST


By: /s/ Larry N. Norman                   By: /s/ Timothy D. Barto
    -----------------------------------       ----------------------------------
Title: VP                                 Title: Vice President
Date: 6/9/03                              Date: 6/03/03


SEI INVESTMENTS DISTRIBUTION CO.          TRUSCO CAPITAL MANAGEMENT, INC.


By: /s/ Illegible                         By: /s/ Illegible
    -----------------------------------       ----------------------------------
Title: VP                                 Title: Managing Director
Date: 6/3/03                              Date: 6/4/03